Exhibit 10.4
VISUAL NETWORKS, INC.
PURCHASE AGREEMENT WAIVER AND AMENDMENT TO NOTES
      THIS PURCHASE AGREEMENT WAIVER AND AMENDMENT TO NOTES, dated as of this 1st day of December, 2005 (this “Waiver and Amendment”), is entered into by and among VISUAL NETWORKS, INC., a Delaware corporation (the “Corporation”), and the Investors set forth on the signature pages hereto (hereinafter referred to collectively as the “Investors”).
BACKGROUND
      The Corporation and the Investors have entered into that certain Purchase Agreement dated as of August 5, 2005 (the “Purchase Agreement”). Section 7.9 of the Purchase Agreement provides that, promptly following the execution and delivery of the Purchase Agreement, the Corporation shall take all action necessary to call a meeting of its stockholders (the “Stockholders Meeting”) which shall occur not later than the 100th day after the date of the Purchase Agreement (i.e., November 13, 2005) for the purpose of seeking approval of the Corporation’s stockholders pursuant to Nasdaq Marketplace Rule 4350(i)(1)(B). On October 27, 2005, the Corporation and the Investors executed that certain Purchase Agreement Waiver pursuant to which the Investors agreed that the Stockholders Meeting could occur after the 100th day after the date of the Purchase Agreement but in no event later than December 6, 2005.
      The Corporation has advised the Investors that the Corporation may enter into a material transaction (the “Transaction”) with an Fluke Electronics Corporation (the “Counterparty”) either prior to, on or shortly after the date currently scheduled for the Stockholders Meeting pursuant to the terms of a proposed Transaction Agreement, a draft of which has been provided to the Investors (the “Transaction Agreement”). In connection therewith, the parties anticipate that the Investors may enter into an agreement with the Counterparty (the “Transaction Support Agreement”) under which the Investors will agree to take or to refrain from taking certain actions for the purpose of supporting the consummation of the Transaction in accordance with its terms. The Corporation and the Investors have agreed that, due to the expected timing of the announcement of the proposed Transaction, the Transaction Agreement and the Transaction Support Agreement, the Stockholders Meeting should be postponed as provided herein.
      In connection with and pursuant to the Purchase Agreement, the Corporation sold an aggregate of $10 million of its 5% Senior Secured Convertible Notes due December 31, 2007 (each, a “Note”). Each Note provides that it is an event of default under such Note if the Corporation’s stockholders fail to approval the Proposal on or prior to December 6, 2005. The Corporation and the Investors desire to amend Section 8(k) of each Note as set forth herein.
      In connection with the waivers and amendments contained herein (including, without limitation, the extension of the Stockholder Meeting date deadline provided for in Section 2, below), and in order to induce the Investors to enter into the Transaction Support Agreement, pursuant to Section 5(p) of the Notes, the Corporation has agreed to reduce the Conversion Price of the Notes as provided herein.
      NOW, THEREFORE, in consideration of the foregoing, the parties hereto do hereby agree as follows:
      Section 1.     Definitions. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Purchase Agreement or the Note, as applicable.
      Section 2.     Waiver of Date of Stockholders Meeting. The Investors hereby waive any right to require the Corporation to hold the Stockholders Meeting not later than the 100th day after the date of the Purchase Agreement and further waive any right to require the Corporation to hold the Stockholders Meeting on or prior to December 6, 2005 and hereby acknowledge and agree that the Stockholders Meeting can occur after December 6, 2005 but in no event shall the Stockholders Meeting occur after December 16, 2005 (the “Meeting Date Deadline”).

      Section 3.     Amendment to Notes. Section 8(k) of each Note is hereby amended and restated in its entirety to read as follows:

“(k) the Company’s stockholders shall fail to approve the Proposal on or prior to December 16, 2005.”
      Section 4.     Reduction in Conversion Price. Effective as of the date of the Transaction Support Agreement, pursuant to Section 5(p) of the Notes, the Corporation hereby irrevocably reduces the Conversion Price of each Note to $1.30 (the “Reduction”). Notwithstanding the Reduction, such Conversion Price shall continue to be subject to adjustment as provided in the Notes. The Investors hereby waive the 15-day prior written notice of the Reduction contained in said Section 5(p). The Reduction shall be permanent unless and until the Transaction Agreement is terminated in accordance with its terms (other than as a result of (i) a breach of the terms thereof by the Corporation or (ii) the receipt by the Corporation of a “Superior Proposal” (as defined in the Transaction Agreement)).
      Section 5.     Conversion of Notes. In the event that the Proposal is approved by the Corporation’s stockholders on or prior to the Meeting Date Deadline, each Investor shall cause any Notes it holds on the effective date of the Transaction or any Superior Proposal to be converted in accordance with their terms (as modified hereby) into shares of the Corporation’s Common Stock effective immediately prior to the effective time of the Transaction or any Superior Proposal; provided that all conditions thereto (other than such conversion) have been satisfied or waived.
      Section 6.     Acknowledgement of Reliance. Each of the parties hereto understands and acknowledges that the other parties hereto are relying on the undertakings of the parties in this Waiver and Amendment and that each party will suffer irreparable harm in the event that any other party hereto breaches its obligations hereunder and, therefore, that each party has the right to specifically enforce the obligations of the other parties hereunder, in addition to any other remedies available to such party at law or in equity.
      Section 7.     Miscellaneous. Except as amended by this Waiver and Amendment, the Purchase Agreement and each Note remains in full force and effect. This Waiver and Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the choice of law principles thereof. This Waiver and Amendment may be executed in as many counterpart copies as may be required, via facsimile if necessary. All counterparts shall collectively constitute a single agreement. This Waiver and Amendment shall become effective upon execution by the Corporation and the Investors. This Waiver and Amendment shall be for the sole benefit of the parties hereto and their respective successors and assigns; provided, that the Counterparty shall be deemed to be an express third-party beneficiary of this Agreement and shall have the right to enforce its provisions against the parties hereto as if it were a party.
(Signatures begin on the next page.)

      IN WITNESS WHEREOF, the parties have executed this Waiver and Amendment or caused their duly authorized officers to execute this Waiver and Amendment as of the date first above written.
The Company:

VISUAL NETWORKS, INC.

By:	/s/ Lawrence S. Barker

Name:	Lawrence S. Barker

Title:	President and Chief Executive Officer and Chairman of the Board of Directors

The Investors:

SPECIAL SITUATIONS FUND III, L.P.

By:	/s/ Austin W. Marxe

Name: Austin W. Marxe

Title:	General Partner

SPECIAL SITUATIONS CAYMAN FUND, L.P.

By:	/s/ Austin W. Marxe

Name: Austin W. Marxe

Title:	General Partner

SPECIAL SITUATIONS PRIVATE EQUITY FUND, L.P.

By:	/s/ Austin W. Marxe

Name: Austin W. Marxe

Title:	General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND, L.P.

By:	/s/ Austin W. Marxe

Name: Austin W. Marxe

Title:	General Partner

SPECIAL SITUATIONS TECHNOLOGY FUND II, L.P.

By:	/s/ Austin W. Marxe

Name: Austin W. Marxe

Title:	General Partner

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